EXHIBIT 23.1

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-59476 and 333-100732, of our report dated June 10, 2002, relating to the financial statements of Rockport Healthcare Group, Inc. appearing in the Form 10-KSB/A (Second Amendment) for the year ended March 31, 2002.



Hein  +  Associates  LLP
Houston,  Texas
November  27,  2002



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